Exhibit 10.32.1

EXHIBIT A1

ELIGIBILITY TO PARTICIPATE

IN THE

SEVERANCE POLICY

From and as of April 6, 2012:

John R. D. Dickson

John Houston

From and as of July 30, 2012:

Alan H. Benjamin

Drew A. Moyer

1 As adopted by the Compensation Committee on April 6, 2012, and as amended as of July 30, 2012.